Exhibit 99.1

SELECT INTERIOR CONCEPTS APPOINTS BRYANT RILEY TO THE BOARD OF DIRECTORS

ATLANTA, GEORGIA -- (BUSINESS WIRE) -- November 22, 2019 – Select Interior Concepts, Inc. (“SIC” or “the Company”) (NASDAQ: SIC), a premier installer and nationwide distributor of interior building products, announced today the appointment of Bryant Riley to its board of directors effective November 22, 2019. The appointment will increase the size of the SIC Board of Directors to seven members.

"We are pleased to welcome Bryant as a director to the SIC board. Bryant is a longstanding partner and was instrumental in leading a successful capital raise for the Company in 2017. Bryant’s deep knowledge of our business, significant prior board experience and solid track record in more than two decades in investment management will be invaluable to our board,” said Tyrone Johnson, Chief Executive Officer of the Company.

“The addition of Bryant complements our board of directors' skills and experiences and we believe he will contribute valuable insights on behalf of one our largest shareholders,” said David Smith, Chairman of the Board of Directors of the Company.

Bryant Riley, 52, is Chairman and Co-Chief Executive Officer of B. Riley Financial Inc. (NASDAQ: RILY), a publicly traded financial services company which operates through several subsidiaries. Since founding his company in 1997, Riley has expanded the B. Riley Financial platform organically and through a series of acquisitions to become a diversified provider of complementary, end-to-end capital markets and business advisory services.  Mr. Riley holds a Bachelor of Science in Finance from Lehigh University.

"I am honored to serve on the Select Interior Concepts Board of Directors and look forward to working with the existing directors and management team to help enhance shareholder value," said Bryant Riley.

In May 2019, the Company announced that its Board of Directors had initiated a comprehensive review of strategic, operational and financial alternatives to enhance shareholder value. The Board continues its ongoing review of strategic alternatives and has no further update at this time. The Board has not set a timetable for the conclusion of its review of strategic alternatives. There can be no assurance that the review of strategic alternatives will result in a transaction or other outcome.

About Select Interior Concepts

Select Interior Concepts is a premier installer and nationwide distributor of interior building products with leading market positions in highly attractive markets. Headquartered in Atlanta, Georgia, Select Interior Concepts is listed on the NASDAQ and is a component of the Russell 3000 Index. The Residential Design Services segment provides integrated design, sourcing and installation solutions to customers, in the selection of a broad array of interior products and finishes, including flooring, cabinets, countertops, window treatments, and related interior items. The Architectural Surfaces Group segment distributes natural and engineered stone through a national network of distribution centers and showrooms under proprietary brand names such as AG&M, Modul and Pental. For more information, visit: www.selectinteriorconcepts.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “predict,” “project,” “forecast,” “potential,” “continue,” and other forms of these words or similar words or expressions or the negatives thereof. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events. Forward-looking statements are subject to risks, uncertainties, and other factors, including, but not limited to those factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (our “Annual Report”), that may cause the Company’s actual results, level of activity, performance or achievement to be materially different from the results or plans expressed or implied by such forward-looking statements. All forward-looking statements in this press release are qualified by the factors, risks and uncertainties contained in our Annual Report. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law.

Media Inquiries

Josette Thompson

(646) 818-9212

Pro-select@prosek.com

Investor Relations:

Rodny Nacier

(470) 548-7370

IR@selectinteriorconcepts.com

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